Exhibit 99.1

March 15, 2016

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re:	BIONIK LABORATORIES CORP.

Commission File Number 000-54717

Dear Ladies and Gentlemen:

We are the independent accountants for Bionik Laboratories Corp. (the “Company”) and have been provided a copy of the Company’s disclosures in Item 4.02 of its Form 8-K dated March 7, 2016 and captioned “Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.” We agree with the statements made by the Company in the first, second, fourth and sixth paragraphs of Item 4.02.  We are not in a position to agree or disagree with the remaining statements contained in Item 4.02 as they concern discussions internal to the Company.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,